Exhibit 99

Vishay Reports Results for Year and Fourth Quarter 2007

  Revenues for 2007 were an all-time record.
  Net earnings from continuing operations of $0.74 per diluted share for year 2007 have been negatively affected by the after tax impact of certain items (enumerated below) of $0.21 per share for adjusted earnings from continuing operations per share of $0.95.
  Net earnings from continuing operations of $0.06 per diluted share for fourth quarter of 2007 have been negatively affected by the after tax impact of certain items (enumerated below) of $0.13 per share for adjusted earnings from continuing operations per share of $0.19.
  Cash generated from operations was $143 million for the fourth quarter 2007 and $354 million for the full year 2007.
  Capital expenditures were $92 million for the fourth quarter 2007 and $200 million for the full year 2007.

MALVERN, Pa.--(BUSINESS WIRE)--Dr. Felix Zandman, Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE:VSH), announced today that net revenues for the year ended December 31, 2007 were $2.833 billion, compared to net revenues of $2.581 billion for the year ended December 31, 2006. Income from continuing operations for the year ended December 31, 2007 was $140.4 million or $0.74 per diluted share, compared to net earnings of $139.7 million or $0.73 per diluted share for the year ended December 31, 2006.

As previously announced, Vishay intends to sell the automotive modules and subsystems business unit (“ASBU”) acquired on April 1, 2007 as part of the PCS business of International Rectifier. The operations of the ASBU have been classified as discontinued operations. The loss from discontinued operations in 2007 was $9.6 million, resulting in net earnings of $130.8 million, or $0.69 per diluted share.

Income from continuing operations for the year ended December 31, 2007 of $140.4 million, or $0.74 per diluted share, was impacted by pretax charges for restructuring and severance costs of $14.7 million, related asset write-downs of $3.9 million, and a contract termination charge of $18.9 million, partially offset by a gain on the sale of a building of $3.1 million. These items and their tax-related consequences, plus additional tax expense for changes in uncertain tax positions and valuation allowances totaling $8.3 million, had a negative $0.21 per share effect on income from continuing operations.

Earnings for the year ended December 31, 2006 of $139.7 million or $0.73 per diluted share were impacted by restructuring and severance costs of $40.2 million, related asset write-downs of $6.7 million, write-downs and write-offs of tantalum inventories totaling $9.6 million, losses resulting from adjustments to previously existing purchase commitments of $5.7 million, a loss on early extinguishment of debt of $2.9 million, an adjustment to increase the estimated cost of environmental remediation obligations associated with the 2001 General Semiconductor acquisition of $3.6 million, and charges totaling $2.9 million to settle past product quality issues. These items and their tax related consequences had a negative $0.26 effect on earnings per share.

Net revenues for the fiscal quarter ended December 31, 2007 were $729.6 million, as compared to revenues of $635.5 million, for the fiscal quarter ended December 31, 2006. Income from continuing operations for the fiscal quarter ended December 31, 2007 was $11.2 million, or $0.06 per diluted share, compared with net earnings of $26.3 million, or $0.14 per diluted share, for the quarter ended December 31, 2006.

Income from continuing operations for the fiscal quarter ended December 31, 2007 of $11.2 million, or $0.06 per diluted share, was impacted by pretax charges for restructuring and severance costs of $1.5 million, related asset write-downs of $1.2 million, and a contract termination charge of $18.9 million, partially offset by a gain on the sale of a building of $3.1 million. These items and their tax-related consequences, plus additional tax expense for changes in uncertain tax positions and valuation allowances totaling $5.9 million, had a negative $0.13 per share effect on income from continuing operations.

Net earnings of $26.3 million or $0.14 per diluted share for the fourth quarter of 2006 were impacted by pre-tax charges for restructuring and severance costs of $12.1 million, related asset write-downs of $0.1 million, and losses resulting from adjustments to previously existing purchase commitments of $0.8 million. These items and their tax-related consequences had a negative $0.05 effect on earnings per share.

Commenting on the results for the fourth quarter and year 2007, Dr. Paul stated, “Vishay experienced in the fourth quarter 2007 a continuation of the friendly business environment worldwide. Revenues were on the projected level while gross margins were lower, mostly due to temporary shifts of product mix and some production inefficiencies.”

“For the year 2007, our adjusted EPS were in the same range as 2006, which was our second best year ever. In 2007, we generated cash from operations of $354 million while capital expenditures were $200 million. For 2008, we expect higher cash generation from operations and capital expenditures to be lower by about 15%.”

Regarding the outlook for the first quarter 2008, Dr. Paul continued, “Our guidance for revenues is in the range of $720 million to $740 million. Gross margins are projected to be up compared to the fourth quarter 2007.”

Commenting on the Company's acquisition activities, Dr. Felix Zandman, Executive Chairman of the Board and Chief Technical and Business Development Officer, stated, “We continue to explore acquisition targets in all spaces we operate in, namely in niche businesses for passive components, semiconductors and weighing systems. At the same time, we are actively pursuing the divestiture of the automotive systems business that was part of our acquisition of the Power Control Systems from International Rectifier.”

Regarding the Company's R&D activities, Dr. Zandman noted, “Our R&D programs are on target. The share of new products released to the market continues to increase.”

A conference call to discuss fourth quarter and year ending financial results is scheduled for Tuesday, February 5, 2008 at 10:00 AM (ET). The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is #28865261.

There will be a replay of the conference call from 12:30 PM (ET) on Tuesday, February 5, 2008 through 11:59 PM (ET) on Sunday, February 10, 2008. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is #28865261.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, inductors, sensors, and transducers). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, and medical markets. Its product innovations, successful acquisition strategy, and ability to provide "one-stop shop" service have made Vishay a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues and the anticipated future benefits of the Company's acquisition and research and development programs are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly in the markets that we serve; competition and technological changes in our industries; difficulties in implementing our cost reduction strategies; difficulties in new product development; our ability to identify suitable acquisition targets and to successfully negotiate and consummate their acquisition, difficulties in integrating acquired companies, including the recently acquired PCS business, and otherwise realizing the anticipated benefits of their operations; our ability to attract and retain highly qualified personnel, particularly in respect of our acquired businesses; and other factors affecting our operations that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Also, we can provide no assurance as to the timing of the disposition of ASBU or whether we can dispose of ASBU on terms we consider attractive or at all.

Management believes that stating the impact on net earnings of items such as restructuring and severance, asset write-downs, contract termination charges, charges for in-process research and development, gains or losses on purchase commitments, special tax items and other items not reflecting on-going operating activities is meaningful to investors because it provides insight with respect to intrinsic operating results of the Company and, management believes, is a common measure of performance in the industries in which the Company competes. Investors should be aware, however, that this is a non-GAAP measure of performance and should not be considered as a substitute for the comparable GAAP measure.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Fiscal quarter ended
	December 31,
	2007	2006

Net revenues	$729,597	$635,487
Costs of products sold	562,635	479,512
Loss on purchase commitments	-	849
Gross profit	166,962	155,126
Gross margin	22.9%	24.4%

Selling, general, and administrative expenses (a)	109,709	105,979
Restructuring and severance costs	1,495	12,135
Asset write-downs	1,204	102
Contract termination charge	18,893	-
Operating income	35,661	36,910
Operating margin	4.9%	5.8%

Other income (expense):
Interest expense	(6,613)	(7,387)
Minority interest	(197)	(196)
Other	3,756	5,788
Total other income (expense) - net	(3,054)	(1,795)

Income from continuing operations, before taxes	32,607	35,115

Income taxes (b)	21,364	8,863

Income from continuing operations	11,243	26,252

Loss from discontinued operations, net of tax	(6,365)	-

Net earnings	$4,878	$26,252

Basic earnings (loss) per share:*
Continuing operations	$0.06	$0.14
Discontinued operations	$(0.03)	$-
Net earnings	$0.03	$0.14

Diluted earnings (loss) per share:*
Continuing operations	$0.06	$0.14
Discontinued operations	$(0.03)	$-
Net earnings	$0.03	$0.14

Weighted average shares outstanding - basic	186,342	184,459

Weighted average shares outstanding - diluted	186,524	208,550

* May not add due to rounding.
(a) Selling, general, and administrative (SG&A) expenses for the quarter ended December 31, 2007 are net of a gain on sale of building of $3,118.

(b) Income taxes for the quarter ended December 31, 2007 include approximately $5,900 of additional expenses for changes in uncertain tax positions and valuation allowances.
VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Year ended
	December 31,
	2007	2006

Net revenues	$2,833,266	$2,581,477
Costs of products sold (c)	2,138,438	1,916,658
Loss on purchase commitments	-	5,687
Gross profit	694,828	659,132
Gross margin	24.5%	25.5%

Selling, general, and administrative expenses (d) (e)	439,017	403,027
Restructuring and severance costs	14,681	40,220
Asset write-downs	3,869	6,685
Contract termination charge	18,893	-
Operating income	218,368	209,200
Operating margin	7.7%	8.1%

Other income (expense):
Interest expense	(28,652)	(32,215)
Loss on early extinguishment of debt	-	(2,854)
Minority interest	(1,180)	(978)
Other	15,948	17,419
Total other income (expense) - net	(13,884)	(18,628)

Income from continuing operations, before taxes	204,484	190,572

Income taxes (f)	64,133	50,836

Income from continuing operations	140,351	139,736

Loss from discontinued operations, net of tax	(9,587)	-

Net earnings	$130,764	$139,736

Basic earnings (loss) per share:*
Continuing operations	$0.76	$0.76
Discontinued operations	$(0.05)	$-
Net earnings	$0.70	$0.76

Diluted earnings (loss) per share:*
Continuing operations	$0.74	$0.73
Discontinued operations	$(0.05)	$-
Net earnings	$0.69	$0.73

Weighted average shares outstanding - basic	185,646	184,400

Weighted average shares outstanding - diluted	198,226	210,316

* May not add due to rounding.
(c) The year ended December 31, 2006 includes write-downs and write-offs of tantalum inventories of $9,602 and charges to settle past product quality issues of $2,885 within costs of products sold.

(d) Selling, general, and administrative (SG&A) expenses for the year ended December 31, 2007 are net of a gain on sale of building of $3,118.

(e) SG&A expenses for the year ended December 31, 2006 include $3,600 to increase the estimated cost of environmental obligations associated with the 2001 General Semiconductor acquisition.

(f) Income taxes for the year ended December 31, 2007 include approximately $8,300 of additional expenses for changes in uncertain tax positions and valuation allowances.
VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31,	December 31,
	2007	2006
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$537,295	$671,586
Accounts receivable - net	441,772	351,656
Inventories:
Finished goods	159,713	163,576
Work in process	224,667	194,734
Raw materials	170,329	178,543
Deferred income taxes	26,426	38,368
Prepaid expenses and other current assets	182,599	128,784
Total current assets	1,742,801	1,727,247

Property and equipment, at cost:
Land	101,938	94,803
Buildings and improvements	485,342	441,659
Machinery and equipment	2,001,390	1,818,660
Construction in progress	101,659	85,288
Allowance for depreciation	(1,469,331)	(1,316,045)
Net property and equipment	1,220,998	1,124,365

Goodwill	1,676,497	1,463,992

Other intangible assets, net	192,591	168,263

Other assets	162,348	208,029
Total assets	$4,995,235	$4,691,896
VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31,	December 31,
	2007	2006
	(Unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$30	$526
Trade accounts payable	173,039	145,919
Payroll and related expenses	140,879	132,922
Other accrued expenses	246,981	203,986
Income taxes	34,653	47,333
Current portion of long-term debt	1,346	3,728
Total current liabilities	596,928	534,414

Long-term debt less current portion	607,237	608,434
Deferred income taxes	24,216	15,923
Deferred grant income	1,044	5,732
Other liabilities	122,958	155,963
Accrued pension and other postretirement costs	280,713	285,823

Minority interest	5,364	4,794

Stockholders' equity:
Common stock	17,198	17,010
Class B common stock	1,435	1,436
Capital in excess of par value	2,252,297	2,229,972
Retained earnings (g)	925,575	796,902
Accumulated other comprehensive income	160,270	35,493
Total stockholders' equity	3,356,775	3,080,813
Total liabilities and stockholders' equity	$4,995,235	$4,691,896
(g) Reflects adjustment of $2,091 to initially apply the provisions of FASB Interpretation No. 48, adopted January 1, 2007.
VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Earnings Per Share
(Unaudited - In thousands except earnings per share)

	Fiscal quarter ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006
Numerator:

Numerator for basic earnings per share:
Income from continuing operations	$11,243	$26,252	$140,351	$139,736
Loss from discontinued operations	(6,365)	-	(9,587)	-
Net earnings	$4,878	$26,252	$130,764	$139,736

Adjustment to the numerator for continuing operations and net earnings:
Interest savings assuming conversion of dilutive convertible and exchangeable notes, net of tax (h)	-	3,090	6,724	13,518

Numerator for diluted earnings per share:
Income from continuing operations	$11,243	$29,342	$147,075	$153,254
Loss from discontinued operations	(6,365)	-	(9,587)	-
Net earnings	$4,878	$29,342	$137,488	$153,254

Denominator:
Denominator for basic earnings per share:
weighted average shares	186,342	184,459	185,646	184,400

Effect of dilutive securities
Convertible and exchangeable notes (h)	-	23,496	12,051	25,114
Employee stock options	76	515	423	722
Other	106	80	106	80
Dilutive potential common shares	182	24,091	12,580	25,916

Denominator for diluted earnings per share:
adjusted weighted average shares	186,524	208,550	198,226	210,316

Basic earnings (loss) per share:*
Continuing operations	$0.06	$0.14	$0.76	$0.76
Discontinued operations	$(0.03)	$-	$(0.05)	$-
Net earnings	$0.03	$0.14	$0.70	$0.76

Diluted earnings (loss) per share:*
Continuing operations	$0.06	$0.14	$0.74	$0.73
Discontinued operations	$(0.03)	$-	$(0.05)	$-
Net earnings	$0.03	$0.14	$0.69	$0.73

* May not add due to rounding.

Diluted earnings per share for the periods presented do not reflect the following weighted-average potential common shares, as the effect would be antidilutive:

	Fiscal quarter ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006
Convertible and exchangeable notes:
Convertible Subordinated Notes, due 2023 (h)	23,496	-	17,622	-
Exchangeable Unsecured Notes, due 2102	6,176	6,176	-	6,176
LYONs, due 2021 (i)	-	-	-	-
Weighted average employee stock options	4,516	5,108	3,849	4,936
Weighted average warrants	8,824	8,824	8,824	8,824

(h) In June 2007, the Company’s Board of Directors adopted a resolution pursuant to which the Company intends to waive its rights to settle the principal amount of the notes in shares of Vishay common stock. In accordance with the resolution of its Board, in the future if notes are tendered for repurchase, Vishay will pay the repurchase price in cash, and if notes are submitted for conversion, Vishay will value the shares issuable upon conversion and will pay in cash an amount equal to the principal amount of the converted notes and will issue shares in respect of the conversion value in excess of the principal amount. Accordingly, for the second quarter of 2007 and future periods, the Company calculates the number of shares issuable under the terms of the notes based on the average market price of Vishay common stock during the period, and includes that number in the total diluted shares figure for the period. If the average market price is less than $21.28, no shares will be included in the diluted earnings per share computation, as the effect would be antidilutive.

For periods prior to the second quarter of 2007, the notes were considered conventional convertible debt, and included in the earnings per share computation assuming they were converted into 23,496 shares of common stock if the effect of their inclusion was dilutive.

(i) The LYONs were redeemed in June 2006. Prior to redemption, they were convertible into 3,809 shares of common stock.

CONTACT:
Vishay Intertechnology, Inc.
Richard N. Grubb, 610-644-1300
or
Peter G. Henrici, 610-644-1300